Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Preliminary Prospectus related to the Registration Statement on Form S-1 of Financial Gravity Companies, Inc. of our report dated January 25, 2017 relating to our audits of the consolidated financial statements of Financial Gravity Companies, Inc. as of and for the years ended September 30, 2016 and 2015. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Whitley Penn LLP

Dallas, Texas

September 11, 2017